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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement File No. 811-10019 under the Investment Company Act of 1940 of Master U.S. High Yield Trust (the "Trust") on Form N-1A of our report dated May 20, 2003 for the Trust appearing in the March 31, 2003 Annual Report of the Merrill Lynch U.S. High Yield Fund, Inc. in Part B of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 28, 2003